EXHIBIT A
                                    ---------

                 List of Parties to the Stockholders' Agreement
                 ----------------------------------------------

           Leonard A. Lauder, (a) individually, (b) as Trustee of The Estee Lauder 1994 Trust and (c) as Trustee of The 1995 Estee Lauder LAL Trust

           Ronald S. Lauder, (a) individually, (b) as Trustee of The Descendents of Ronald S. Lauder 1966 Trust, (c) as Trustee of The Estee Lauder 1994 Trust and (d) as Trustee of The 1995 Estee Lauder RSL Trust

           William P. Lauder, (a) individually and (b) as Trustee of The 1992 Leonard A. Lauder Grantor Retained Annuity Trust

           Gary M. Lauder, (a) individually and (b) as Trustee of The 1992 Leonard A. Lauder Grantor Retained Annuity Trust

           LAL Family Partners L.P.

           Lauder & Sons L.P.

           Joel S. Ehrenkranz, (a) as Trustee of The 1992 Leonard A. Lauder Grantor Retained Annuity Trust and (b) as Trustee of The 1995 Estee Lauder LAL Trust

           Richard D. Parsons, (a) as Trustee of the Trust f/b/o Aerin Lauder and Jane Lauder u/a/d December 15, 1976, created by Estee Lauder and Joseph H. Lauder, as Grantors, (b) as Trustee of the Trust f/b/o Aerin Lauder and Jane Lauder u/a/d December 15, 1976, created by Ronald S. Lauder, as Grantor and (c) as Trustee of The 1995 Estee Lauder RSL Trust

           Ira T. Wender, (a) as Trustee of The Estee Lauder 1994 Trust, (b) as Trustee of The 1995 Estee Lauder LAL Trust and (c) as Trustee of The 1995 Estee Lauder RSL Trust

           The Estee Lauder Companies Inc.

           The Ronald S. Lauder Foundation

           Daniel J. Aaron, as Trustee of the Separate Share Trust f/b/o Gary M. Lauder u/a/d December 15, 1976, created by Leonard A. Lauder, as Grantor

           Anthony E. Malkin, as Trustee of the Separate Share Trust f/b/o William P. Lauder u/a/d December 15, 1976, created by Leonard A. Lauder, as Grantor

           Patrick J. Landers, as Trustee of the Separate Share Trust f/b/o William P. Lauder u/a/d December 15, 1976, created by Leonard A. Lauder, as Grantor



                                  Page 9 of 9